TEMA ETF Trust 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 29, 2026, relating to the financial statements and financial highlights of Tema Alternative Asset Managers ETF, Tema U.S. Manufacturing & Reshoring ETF (formerly Tema American Reshoring ETF), Tema Durable Quality ETF (formerly Tema Monopolies and Oligopolies ETF), Tema Electrification ETF, Tema Heart & Health ETF (formerly Tema GLP-1, Obesity & Cardiometabolic ETF), Tema International Defense Innovation ETF, Tema Oncology ETF, and Tema S&P 500® Historical Weight ETF Strategy, each a series of Tema ETF Trust, which are included in Form N-CSR for the year or period ended February 28, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Management and Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
June 29, 2026